UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 28, 2023
BANCPLUS CORPORATION
(Exact Name of Registrant as Specified in Charter)
Mississippi
(State or Other Jurisdiction of Incorporation)

333-236022	64-0655312
(Commission File Number)	(IRS Employer Identification No.)

1068 Highland Colony Parkway
Ridgeland, MS	39157
(Address of Principal Executive Offices)	(Zip Code)

(601) 898-8300
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On September 28, 2023, BancPlus Corporation (the “Company” or “BancPlus”), the parent company of BankPlus (“BankPlus”) announced that BankPlus had agreed in principle to a Settlement Agreement (the “Agreement”) relating to a previously disclosed complaint, Mills v. BankPlus, et al., Case #3:19-cv-00196-CWR-FKB (the “Complaint”). The parties to the Agreement are the plaintiff, Alysson Mills, in her capacity as court-appointed Receiver for Arthur Lamar Adams and Madison Timber Properties LLC (the “Receiver”), and the defendants, which include BankPlus, two former BankPlus employees, one then-current BankPlus employee and other defendants, including defendants affiliated and unaffiliated with BankPlus (collectively, the “Defendants”).

Pursuant to the Agreement, the Complaint will be dismissed with prejudice and the Receiver will fully release all claims against the Defendants, and all parties will seek the court’s entry of a bar order prohibiting any continued or future claims by anyone against the Defendants relating to the Complaint, whether asserted to date or not. Final court approval of a bar order is a condition of the Agreement. When the Agreement is court approved and no longer subject to appeal, a one-time cash payment (the "Joint Settlement") will be made to the Receiver.

BancPlus expressly denies any admission of liability or wrongdoing in connection with the Complaint or by assenting to the Agreement. BancPlus believes that it is in the best interest of the Company and its shareholders to enter into the Agreement, to reduce the risks and costs of continuing litigation. The Company expects to recognize a one-time charge to non-interest expense for its portion of the Joint Settlement, net of insurance proceeds received, in the third quarter of 2023, which the Company does not believe will be material to the Company’s consolidated financial statements. The Company expects its portion of the Joint Settlement to be tax deductible.

Forward-Looking Statements

This Current Report on Form 8-K contains estimates, predictions, opinions, projections and other “forward-looking statements,” as that phrase is defined in the Private Securities Litigation Reform Act of 1995, about the Company. Such statements include, without limitation, references to the Company’s predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations, and are subject to risks and uncertainties. These statements often, but not always, are preceded by, are followed by or otherwise include the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “continue,” “seek,” “plan,” “can,” “should,” “could,” “would,” “will,” “to be,” “predict,” “potential,” “may,” “likely,” “will likely result,” “target,” “project” and “outlook” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about the Company’s industry, based on certain assumptions and beliefs of the Company’s management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements based on factors including the risks and uncertainties set forth in the Company’s filings with the U.S. Securities and Exchange Commission from time to time. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or revise any forward-looking statement, whether written or oral, and whether as a result of new information, future developments or otherwise, except as specifically required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

BancPlus Corporation

September 28, 2023	By:	/s/ Karlen Turbeville
Karlen Turbeville
Senior Executive Vice President and Chief Financial Officer